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                           Exhibit 10.1
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                       STOCK REDEMPTION AGREEMENT

              THIS STOCK REDEMPTION AGREEMENT (this "Agreement") is made and entered into as of this __ day of May, 1994, by and among Empire Gas Corporation, a Missouri corporation ("the Company"), Empire Gas Operating Corporation, a Missouri corporation ("Empire Gas"), Empire Energy Corporation, a Tennessee corporation ("Energy"), Robert W. Plaster ("Plaster"), Paul S. Lindsey, Jr. ("Lindsey"), Stephen R. Plaster, Joseph L. Schaefer, the Robert W. Plaster Trust dated December 13, 1988 (the "R. Plaster Trust"), the Stephen Robert Plaster Trust dated October 30, 1988 (the "1988 S. Plaster Trust"), the Stephen Robert Plaster Trust dated July 30, 1984 (the "1984 S. Plaster Trust," and together with the R. Plaster Trust, and the 1988 S. Plaster Trust, the "Sellers"), and certain parties related to the Company or Plaster including, Empire Ranch, Inc. ("Ranch"), Empire Airlines, Inc. ("Airlines"), Missouri corporations, and Evergreen National Corporation, a Florida Corporation ("Evergreen").

              WHEREAS, the Company is undertaking a series of transactions to complete a restructuring, and in connection therewith, certain shareholders of the Company desire to sell their shares of common stock, $.001 par value, of the Company (the "EGAC Common Stock") to the Company in exchange for the common stock of Energy, a subsidiary of the Company that has approximately 139 wholly-owned subsidiaries, which subsidiaries own the operating assets of certain liquified petroleum ("LP") gas and appliance companies of the Company and certain other assets of the Company, including but not limited to certain equipment and vehicles;

              WHEREAS, each of the Sellers is the owner of shares of EGAC Common Stock; and

              WHEREAS, each of the Sellers wishes to sell to the Company their EGAC Common Stock in exchange for the common stock of Energy, and the Company wishes to repurchase from each of the Sellers, subject to the terms and conditions of this Agreement, the number of shares of EGAC Common Stock described below (the "Stock Purchase");

              NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:


              1. Stock Purchase. Upon the terms and subject to the conditions contained herein, the Company agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Company, the number of shares of EGAC Common Stock as indicated below at a purchase price of one (1) share of common stock, no par value, of Energy (the "Energy Common Stock") for each share of EGAC Common Stock:

                                          Number of Shares
                                ________________________________________
Name of Seller                  EGAC Common Stock   Energy Common Stock
______________                  _________________   ___________________

R. Plaster Trust                  10,515,103             10,515,103

1988 S. Plaster Trust                 24,388                 24,388

1984 S. Plaster Trust                595,500                595,500
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                                  __________             __________

                                  11,134,991             11,134,991
                                  __________             __________
                                  __________             __________

Upon consummation of the Stock Purchase, the Sellers will together own in excess of 90% of the issued and outstanding shares of Energy Common Stock. Energy will own all of the issued and outstanding common stock of the entities listed on Exhibit A hereto (the "Energy Subsidiaries").

              2. Related Agreements. The Company, Empire Gas, Energy, Plaster (who beneficially owns the EGAC Common Stock held by the R. Plaster Trust and who will upon consummation of the Stock Purchase described in
Section 1 be the controlling shareholder of Energy), Ranch, Airlines, and Evergreen further agree:

                       2.1  Energy Employees.

                               2.1(a)  Energy shall have the right to
                       employ the individuals listed on Exhibit B hereto (the "Energy Employees"), all of whom are currently employees and/or directors of the Company and/or Empire Gas, and the Company and Empire Gas shall allow the Energy Employees to terminate their employment with the Company and/or Empire Gas, as the case may be, without any penalty, with such termination of employment with the Company and/or Empire Gas, and the commencement of employment with Energy to be effective upon the date of the closing of the transactions described herein (the "Closing Date").

                               2.1(b)  On the Closing Date, the Company
                       shall repurchase the EGAC Common Stock held by certain Energy Employees. As set forth on Exhibit B hereto, some Energy Employees and former Empire Gas employees will receive a payment of $7.00 in cash for each share of EGAC Common Stock and some Energy Employees will receive a cash payment of $7.00 per share for some of their shares of EGAC Common Stock and for the remainder of their shares of EGAC Common Stock, one (1) share of Energy Common Stock for each share of EGAC Common Stock. The Company shall deliver the cash payment and, if applicable, the Energy Common Stock to each of these Energy Employees on the Closing Date.

                               2.1(c)  The provisions contained in this
                       Section 2.1 shall not create any right enforceable by any Energy Employee against the Company, Empire Gas, or Energy.

                       2.2  Use of Empire Gas Name and Logo.

                               2.2(a)  For a period of ten (10) years from
                       the Closing Date, Energy and the Energy Subsidiaries shall have the right to use the name Empire Gas and the Empire Gas logo in (i) the
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                       states listed on Exhibit A hereto other than
                       Missouri, Illinois, and Arkansas, and (ii) the western half of Virginia and the western half of West Virginia. The use of the Empire Gas name and logo in Missouri, Illinois, and Arkansas by Energy and the Energy Subsidiaries shall be limited to the following areas:

                                          (i)  Missouri - Energy and the
                               Energy Subsidiaries may use the Empire Gas name and logo in Missouri in any area south of Interstate 44 and in any area within a fifty (50) mile radius of the present location of any existing retail L.P. gas and appliance company that will be operated by an Energy Subsidiary after the Closing Date,

                                        (ii)  Arkansas - Energy and the
                               Energy Subsidiaries may use the Empire Gas name and logo in the northern half of Arkansas, provided, however, that within a fifty (50) mile radius of the two retail L.P. gas and appliance companies in the northern half of Arkansas that Empire Gas and its subsidiaries will continue to own and operate after the Closing Date, Energy and Energy Subsidiaries may use the logo only in those areas where any Energy Subsidiary is currently operating, and

                                         (iii)  Illinois - Energy and the
                               Energy Subsidiaries may use the Empire Gas name and logo in Illinois in the area within a fifty (50) mile radius of the one retail outlet in Illinois that will be operated by an Energy Subsidiary after the Closing Date.

                               2.2(b)  For the ten-year period described
                       in Section 2.2(a), the Company, its subsidiaries other than Energy and the Energy Subsidiaries (the "Remaining Subsidiaries"), and their successors and assigns shall have the right to use the name Empire Gas and the Empire Gas logo in (i) any area other than those areas ("Energy Areas") in which Energy and the Energy Subsidiaries have the right to use such name and logo as described in Section 2.2(a) above, and (ii) Energy Areas to the extent any Remaining Subsidiary is currently operating in an Energy area.

                               2.2(c)  At the end of the ten-year period
                       described in Section 2.2(a), there shall be no restrictions on the use of the Empire Gas name or logo by the Company, the Remaining Subsidiaries, or their successors and assigns, or by Energy or the Energy Subsidiaries.

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                       2.3  Payments at Closing.  Promptly after the
              Closing, on the Closing Date, the following payments shall be made via wire transfer of immediately available funds:

                               2.3(a)  Payment for the sum of liabilities
                       net of assets. Energy shall pay to Empire Gas an amount equal to forty-seven and seven-tenths percent (47.7%) of the difference between (x) the sum of the liabilities net of assets set forth in subparagraphs
                       (i) - (vi) below and (y) the sum of three million dollars ($3,000,000), any cash payments made by Empire Gas after January 1, 1994 in respect of the proposed acquisitions in North Carolina and Colorado and underground storage leases in Kansas and North Carolina and any cash payment made by Empire Gas after January 1, 1994 in respect of fees incurred by any third party after January 1, 1994 in connection with this Agreement or the transactions contemplated hereby, including but not limited to fees incurred by Baird, Kurtz & Dobson, Doug Brown, Morgan Stanley & Co., Wilmer, Cutler & Pickering and the firm giving a solvency opinion.

                                        (i)  the outstanding balance under
                               Empire Gas' $22 million revolving credit line with First National Bank of Boston, excluding amounts related to the issuance of letters of credit;

                                        (ii)  unfunded tax accruals for any
                               federal or state income tax liability of the Company or any of its subsidiaries, including Energy and the Energy Subsidiaries, without considering the effect of any remaining unamortized original issue discount. If the tax accrual at Closing is overfunded, the net asset would be a reduction of the other liabilities computed under this Section 2.3(a);

                                        (iii)  any unfunded accrued bonuses
                               for home office employees, i.e., all
                               employees other than those employed in the Company's LP gas and appliance companies, including the usual discretionary bonuses. The estimated bonuses are intended to be funded prior to the Closing Date with Energy receiving cash equal to its estimated bonuses and the Company retaining cash equal to its estimated bonuses. This cash will not be included with the current assets specified in Section 2.3(a)(v) below;

                                        (iv)  any accrued interest due on
                               Empire Gas' debentures, term credit
                               facility, or revolving credit facility;
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                                        (v)     all Home Office Company
                               (excluding Transport Companies and
                               including the Company) current assets
                               excluding series 144, 146, 115 and 170
                               account numbers and the cash identified in
                               Section 2.3(a)(iii) above; and

                                        (vi)  all Home Office Company
                               (excluding Transport Companies and
                               including the Company) current liabilities excluding account numbers 309-100, 335-400, and 342-100 and series 375 account numbers.

                       The amount of these assets and liabilities shall be determined as of the last business day before the Closing Date in accordance with generally accepted accounting principles ("GAAP") as audited by Baird, Kurtz & Dobson as described in Section 2.3(b). If the sum of these liabilities net of assets is less than the sum of three million dollars ($3,000,000) and the cash payments identified in (y) above, then Empire Gas will pay Energy 100% of such deficiency.

                               2.3(b)  Audit by Baird, Kurtz & Dobson.
                       Baird, Kurtz & Dobson ("BKD") shall perform an audit of the amounts payable under this Section 2.3. BKD shall complete such an audit within forty (40) days after the Closing Date and shall advise in writing both Energy and Empire Gas of the results of its audit. Energy and Empire Gas shall share equally the costs of any such audit. The determination of BKD shall be final and binding on all parties. Neither Energy nor Empire Gas shall delay making any payments required under Section 2.3(a) pending the results of the BKD audit. Following the BKD audit, Energy or Empire Gas, as the case may be, shall promptly pay the other any amount determined to be payable by BKD.

                               2.3(c)  In addition to any amount payable
                       pursuant to Section 2.3(a) above, Empire Gas shall pay to Energy the sum of four million, one hundred twenty-five thousand dollars ($4,125,000).

                               2.3(d)  OID.  The Company and Energy have
                       agreed that any benefit arising out of the Company's original issue discount relating to its currently outstanding debentures ("OID") will remain with the Company and not be shared with Energy.

                               2.3(e)  Additional Extraordinary
                       Expenditures. After the date hereof, except for the expenditures identified in 2.3(a)(y) above, neither Empire Gas nor any of its subsidiaries shall make any expenditures outside the ordinary
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                       course of business unless such expenditures are
                       approved in advance by Plaster and Lindsey.

                       2.4 Fixed Asset Purchases. All land, buildings, customer tanks, truck beds, equipment, vehicles and other assets purchased and paid for from and after January 1, 1994 through the Closing Date shall be allocated to the entity for whom such assets were purchased. Any monetary differential between the assets allocated to the Company and Energy, as computed by BKD, shall be applied against the balance due under 2.3a above. All land, buildings, customer tanks, truck beds, equipment, and vehicles and other assets purchased but not paid for at closing shall become the asset of and liability of the entity for whom such assets were purchased. This Section 2.4 shall not apply to assets purchased in connection with either the Colorado acquisition or the proposed North Carolina acquisition.

                       2.5 Liability Insurance. If economically feasible, Pipeline, the Company and Energy shall cooperate and jointly negotiate with insurers to acquire one general liability insurance policy for the Company and its Remaining Subsidiaries, and a separate general liability policy for Energy, the Energy Subsidiaries, Pipeline, Exploration, and Ranch.

                       2.6  Termination of Certain Agreements.  The
              employment agreement by and between Empire Gas and Robert W. Plaster dated June 19, 1992 (the "Employment Agreement"), the ranch agreement dated June 19, 1992 by and between Empire Gas and Ranch (the "Ranch Agreement"), the Airline Agreement by and between Empire Gas and Airlines dated June 19, 1992 (the "Airline Agreement"), and the lease agreement by and between Empire Gas and Evergreen, dated January 1, 1993 (the "Evergreen Lease Agreement") shall be terminated as of the Closing Date, at no cost to the Company or Empire Gas.

                       2.7  Execution of Certain Agreements.

                       2.7(a)  Non-Compete Agreement.  The Company,
              Lindsey, who shall become the controlling shareholder of the Company upon the consummation of the transactions described herein, Energy, Plaster, Stephen R. Plaster (who beneficially owns the shares of EGAC Common Stock held by the 1988 S. Plaster Trust and 1984 S. Plaster Trust), and Joseph L. Schaefer (who beneficially owns shares of EGAC Common Stock held by certain trusts which are transferring shares to the Company pursuant to a separate agreement) shall enter into a non-compete agreement in the form of Exhibit E hereto (the "Non-Compete Agreement"), with such agreement to become effective upon the consummation of the transactions contemplated hereby.

                       2.7(b)  Lease Agreement.  The Company and Evergreen
              shall enter into a lease agreement for the lease by the Company of office space for its headquarters in the form of Exhibit F hereto (the "Headquarters Lease"), with such lease to become effective upon the consummation of the transactions contemplated hereby.

                       2.7(c)  Services Agreement.  The Company and a
              company that will be wholly owned by Energy shall enter into a service agreement in the form of Exhibit G hereto (the "Services Agreement"), with such agreement to be effective upon the consummation of the transactions contemplated hereby.

                       2.8 Use of hangar by the Company. Airlines agrees that the Company, Empire Gas, and their respective successors may use, at no cost, its hangar which is located in Lebanon Missouri, for the storage of two aircraft. The right of the Company, Empire Gas, and their successors to use this hangar shall terminate in the event either Paul S. Lindsey, Jr., and/or Kristin Lindsey cease to beneficially own, in the aggregate or separately, a majority of the shares of outstanding common stock of the Company or its successor or the Headquarters Lease is terminated. The agreement contained in this Section 2.8 may otherwise be terminated by the mutual consent of Airlines, the Company, Empire Gas, and their respective successors, if any.

                       2.9     Litigation and Federal Tax Audits.

                               2.9(a)  In the event that any claim,
                       action, suit, or other proceeding relating to the operations of Energy or any of the Energy Subsidiaries prior to the Closing Date ("Energy Claim") is pending as of or arises after the Closing Date, Energy shall assume the conduct or defense of such claim, action, suit, or proceeding. In the event that any claim, action, suit, or other proceeding relating to the operations of the Company or the Remaining Subsidiaries prior to the Closing Date is pending as of or arises after the Closing Date ("Empire Gas Claim"), the Company and its successor shall assume the conduct or defense of such claim, action, suit, or proceeding. If both Energy or any of the Energy Subsidiaries and Empire Gas or any of the Remaining Subsidiaries are named as defendants in a claim, action, suit or proceeding, such claim, action, suit or proceeding will be an Energy Claim if the conduct at issue relates to an existing or previous customer of Energy or any of the Energy Subsidiaries or relates or occurred in any territory where Energy has the right to use the Empire Gas name and logo, and any other claim, action, suit or proceeding shall be an Empire Gas Claim.

                               2.9(b)  Costs and expenses unreimbursed by
                       an insurance carrier and incurred in defending and in satisfying any Energy Claim or Empire Gas Claim shall be shared as follows: 47.7% of such costs and expenses shall be borne by Energy and 52.3% of such costs and expenses shall be borne by Empire

                       Gas. Prior to the Closing Date, Energy and Empire Gas shall exchange a list of all pending and threatened Energy and Empire Gas Claims. After the Closing Date, Energy and Empire Gas shall promptly notify each other of any new Energy or Empire Gas Claim. Within 15 days after the end of each quarter, beginning with the quarter ending September 30, 1994, Energy and Empire Gas shall notify each other in writing the aggregate amount of funds spent during the quarter on each Energy Claim and on each Empire Gas Claim, respectively, and shall pay any amounts owed to each other as a result of the obligation to share expenses for such Claims under this Agreement. Either Energy or Empire Gas may request BKD to audit expenses under this Section 2.9(b), and the expenses of any such audit shall be shared equally. Energy and Empire Gas shall have insurance for their respective Claims, which insurance shall be maintained after the Closing Date for as long as any Claims remain unresolved and which insurance shall be reasonably satisfactory to both Energy and Empire Gas.

                               2.9(c)  In the event any federal, state, or
                       local tax liability (including penalties and interest) is imposed on Empire Gas or the Remaining Subsidiaries or on Energy or the Energy Subsidiaries for any period prior to the Closing Date (other than amounts contemplated by Section 2.3(a)(ii) above), the Company shall pay fifty-two and three-tenths percent (52.3%) and Energy shall pay forty-seven and seven-tenths percent (47.7%) of any such liability as well as the costs associated with any such liability. As promptly as practicable after the date hereof, the Company and Energy shall enter into a tax indemnification agreement implementing this
                       Section 2.9(c) and addressing related tax matters.

                               2.9(d)  The Company shall be indemnified by
                       Energy for any amounts it is required to pay in excess of its obligations under Section 2.9(b), and Energy shall be indemnified by the Company for any amounts that it is required to pay in excess of its obligations under Sections 2.9(b).

              3.  Closing.  The closing of the transactions (the
"Closing") described herein shall be held at the offices of Empire Gas Corporation, 1700 South Jefferson Street, Lebanon, Missouri 65536, at 9:00 a.m., on the date on which the conditions to Closing set forth in Sections 7, 8, and 9 have been satisfied, or such other time and place as the parties agree. The Company shall notify each of the Sellers of the anticipated Closing Date at least five business days in advance of such date.

              4. Payment and Delivery. At the Closing, each Seller shall deliver an Assignment Separate From Certificate substantially in the form of Exhibit C hereto, transferring to the Company the number of shares of EGAC
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Common Stock owned by Seller as indicated in Section 1 hereof along with a stock certificate representing the number of shares to be sold by such Seller to the Company hereunder. The Company shall deliver to each Seller an Assignment Separate From Certificate substantially in the form of Exhibit D hereto, transferring to each Seller the number of shares of Energy Common Stock that each Seller is entitled to receive as indicated in Section 1 hereof along with a stock certificate representing the number of shares to be sold by the Company to such Seller.

              5. Representations of Sellers. Each of the Sellers hereby severally but not jointly makes the following representations and warranties to the Company and Energy (but only as to the shares of EGAC Common Stock owned by such Seller and only as to the shares of Energy Common Stock to be received by such Seller):

                       5.1 Ownership. Each Seller is, and at the Closing Date will be, the record and beneficial owner of the number of shares of EGAC Common Stock as indicated in Section 1 of this Agreement, and no Seller has any outstanding options or other rights of any kind to acquire additional EGAC Common Stock of the Company.

                       5.2 Title. Each Seller now has, and at the Closing Date will have, good and marketable title to such shares of EGAC Common Stock, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances. No consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any United States or foreign governmental agency or authority or any other person or entity is required on the part of the Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, except for those which have been obtained or will be obtained by the Sellers prior to the Closing Date.

                       5.3 Right to Transfer. Each Seller now has, and at the Closing Date will have, full legal right and power to transfer and deliver to the Company the shares of EGAC
              Common Stock to be transferred to the Company pursuant to the terms of Section 1 of this Agreement, and the Company will receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

                       5.4 No Conflicts. The execution, delivery and performance of and compliance with this Agreement and the sale of the shares of EGAC Common Stock to the Company hereunder will not conflict with, or constitute a default under, any provision of any mortgage, indenture, contract, agreement, judgment or decree to which the Seller is party or by which it is bound and will not violate any law to which the Seller is subject.

                       5.5 Own Account. Seller is purchasing the Energy Common Stock solely for its own account, for investment and not with a view to or for sale in connection with any distribution of the Energy Common Stock or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Energy Common Stock or any portion thereof.

                       5.6 Business Relationship. Seller is generally familiar with the business and affairs of Energy and has discussed Energy and its plans, operations and financial condition with one or more of the officers or directors of Energy.

                       5.7 Disclosure. The Company and Energy have disclosed to Seller in writing that:

                               5.7(a)  the sale of the Energy Common Stock
                       has not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the securities laws of any state and the Energy Common Stock must be held indefinitely unless a sale or transfer of the Energy Common Stock is subsequently registered under the Act and qualified under applicable state securities laws or exemptions therefrom are available;

                               5.7(b)  any certificates representing the
                       Energy Common Stock will bear the following legend restricting transfer:

                               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("Act"), nor have any been registered or qualified under the securities laws of any state. No transfer of such securities will be permitted unless a registration statement under the Act is in effect as to such transfer, the transfer is made in accordance with Rule 144 under the Act, or in the opinion of counsel (which may be counsel for the Company) registration under the Act is unnecessary in order for such transfer to comply with the Act and with applicable state securities laws."; and

                               5.7(c)  the Company will instruct the
                       transfer agent for the Energy Common Stock to make a notation in its stock records of the aforementioned restrictions on transfer.

                       5.8 Reliance. Each of the Sellers understands that the Company, Energy, and its officers and directors are relying upon the representations and warranties made by it in this Agreement.

              6. The Company's Representations. In connection with the purchase by the Company hereunder, the Company hereby represents, as of the Closing Date, to each of the Sellers as follows:

                       6.1 Ownership. The Company, at the Closing Date will be, the record and beneficial owner of the number of shares of Energy Common Stock as indicated in Section 1 of this Agreement, which shares will comprise all of the issued and outstanding shares of Energy, and the Company will not have any outstanding options or other rights of any kind to acquire additional Energy Common Stock.

                       6.2 Title. The Company, at the Closing Date, will have good and marketable title to such shares of Energy Common Stock, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances. No consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any United States or foreign governmental agency or authority or any other person or entity is required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, except for those which have been obtained or will be obtained by the Company prior to the Closing Date.

                       6.3 Right to Transfer. The Company, at the Closing Date will have, full legal right and power to transfer and deliver to each Seller the shares of Energy Common Stock to be transferred to such Seller pursuant to the terms of
              Section 1 of this Agreement, and the Company will receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, restrictions, and other encumbrances.

                       6.4 Assets of Energy. The sole assets of Energy shall consist, as of the Closing Date, of all of the issued and outstanding common stock of the corporations set forth on Exhibit A hereto.

                       6.5 No Conflicts. The execution, delivery and performance of and compliance with this Agreement and the sale of the shares of Energy Common Stock to each Seller hereunder will not conflict with, or constitute a default under, any provision of any mortgage, indenture, contract, agreement, judgment or decree to which the Company is party or by which it is bound and will not violate any law to which the Company is subject.

                       6.6 Reliance. The Company understands that each Seller is relying upon the representations and warranties made by it in this Agreement.

              7. Conditions to the Company's Obligations. The obligations of the Company under this Agreement are subject to fulfillment of each of the following conditions, in addition to the conditions contained in
Section 9 below, all of which must be fulfilled at or prior to the Closing.

                       7.1 Consummation of Offering of Senior Notes. In connection with the transactions contemplated by this Agreement, the Company intends to undertake an offering of at least $100 million principal amount senior notes (the "Offering"). The Offering shall be consummated contemporaneously with the closing of the transactions contemplated hereby.

                       7.2  Termination of Certain Agreements.  The
              Employment Agreement, the Ranch Agreement, the Airline Agreement, and the Evergreen Lease Agreement shall be terminated, at no cost to the Company or Empire Gas, effective upon the consummation of the transactions contemplated hereby.

                       7.3  Representations and Warranties.  The
              representations and warranties of each of the Sellers contained in Section 5 of this Agreement shall be true and correct when made and shall be true and correct on and as of the Closing Date.

                       7.4 Performance. Each of the Sellers shall have performed and satisfied all agreements and conditions contained herein and required to be performed or satisfied by it on or prior to the Closing Date.

                       7.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Company.

              8. Conditions to the Sellers' Obligations. The obligations of the Sellers under this Agreement are subject to fulfillment of each of the following conditions, in addition to the conditions contained in Section 9 below, all of which must be fulfilled at or prior to the Closing.

                       8.1  Representations and Warranties.  The
              representations and warranties of the Company contained in
              Section 6 of this Agreement shall be true and correct when made and shall be true and correct on and as of the Closing Date.

              9. Conditions to both Company's and Sellers' Obligations. The obligations of the Company and Sellers under this Agreement are subject to fulfillment of each of the following conditions at or prior to the Closing. These conditions are in addition to any conditions contained in
Section 7, in the case of the Company, and Section 8, in the case of each Seller.

                       9.1 Receipt of favorable ruling from the IRS. The Company shall have received a ruling from the IRS to the effect that the transfer of the shares of Energy Common Stock to the Sellers will be a tax-free distribution under 355 of the Internal Revenue Code of 1986, as amended.

                       9.2 Solvency Opinion. The Company shall have received a solvency opinion from a nationally recognized firm which provides assurances that the transfer of the shares of Energy Common Stock to Sellers and the consummation of the Offering will not render the Company insolvent nor leave the Company with inadequate or unreasonably small capital.

                       9.3  Execution of Non-Compete Agreements.

                               9.3(a)  The Company, Lindsey, Energy,
                       Plaster, Stephen R. Plaster, and Joseph L. Schaefer shall have executed the Non-Compete Agreement described in Section 2.7(a) above.

                               9.3(b)  The spouse and adult children of
                       both Plaster and Lindsey, all Sellers and all division managers and officers and employees senior to division managers of Energy and Empire Gas and their respective subsidiaries shall have executed non-compete agreements containing substantially the same terms as the form of agreement set forth in Exhibit E hereto with such agreements to be effective upon the consummation of the transactions contemplated hereby and with such agreements to bar competition with both Energy and Empire Gas and their respective Subsidiaries.

                       9.4 Lease Agreement. The Company and Evergreen shall have entered into the Headquarters Lease described in
              Section 2.7(b) above.

                       9.5 Services Agreement. The Company and a wholly-owned subsidiary of Energy shall have entered into the Services Agreement described in the Section 2.7(c) above.

                       9.6 Tax Agreement. The Company and Energy shall have entered into the tax agreement as described in
              Section 2.9(c).

                       9.7 Purchase of Debentures. The Company shall have purchased for par from Plaster $4.7 million principal amount of Empire Gas's 9% Subordinated Debenture, due 2007 (the "Debentures") and shall have purchased for par from those individuals listed on Exhibit B hereto all Debentures owned by such individuals as of the date hereof.

                       9.8 Use of Proceeds. The Company shall have used the proceeds of the Offering to call all Empire Gas's 12% Senior Subordinated Debentures due 2002, all Empire Gas's 9% Convertible Subordinated Debentures due 1998, and not less then $8.5 million principal amount of the Debentures.

                       9.9 Key Man Insurance. The Company shall have obtained a $30 million key-man life insurance policy for Lindsey with a term of not less than five years.

                       9.10 Litigation Insurance. The Company shall have obtained an insurance policy naming the Company, Energy, Lindsey, Plaster and other officers and directors as insureds providing insurance of up to $5 million (with a reasonable deductible) for a term of six years for the cost of any litigation or proceeding commenced by a creditor of the Company or any of its subsidiaries or any other third party arising from transactions contemplated by this Agreement.

                       9.11 Shareholder Approval. The shareholders of the Company shall have approved the transactions contemplated by this Agreement; provided, however, that each of the Sellers and Lindsey hereby agree to vote their shares to approve such transactions.

              10.  Miscellaneous

                       10.1 Survival of Representations and Warranties. All representations and warranties of the Sellers and the Company made under or pursuant to this Agreement shall survive the Closing Date.

                       10.2 Payment of Fees and Expenses. The Company shall pay the fees and expenses, if any, as provided in
              Section 2.3(a) above. Each party shall otherwise be responsible for any other costs that party may have incurred incident to the negotiation, preparation, and execution of this Agreement and the consummation of the transactions contemplated hereby. Each of the parties represents and warrants to the other that there are no brokers or finders fees payable as of the date hereof.

                       10.3 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties, all prior agreements being merged herein. No changes to, modifications of, or additions to, this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

                       10.4 Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and to their respective successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other parties; provided that the Company may assign its rights hereunder to an entity controlled by, controlling or under common control with the Company.

                       10.5 Termination. This Agreement may be terminated any time prior to the Closing Date (i) by the mutual consent of the Company, Lindsey, and all of the Sellers or (ii) by any of the Sellers, if the Closing shall not have occurred on or before June 28, 1994.

                       10.6 Litigation. If either Plaster or Lindsey commences litigation against the other for any reason relating to this Agreement, the party commencing such litigation shall reimburse the other for any and all costs of defending the litigation, including without limitation all legal fees and the costs of expert testimony, travel, professional services and the employee time and expense incurred in connection with the litigation, except and unless the party commencing the litigation prevails on all the counts and claims thereof. As used in this
              Section 10.6, "Plaster" shall mean Robert W. Plaster, Energy, any of the Energy Subsidiaries and any Seller, and "Lindsey" shall mean Paul Lindsey, Kristin Lindsey, the Company and any of the Remaining Subsidiaries.

                       10.7 Indemnification from Claims of Creditors. The Company shall indemnify Plaster or his personal representatives or successors in interest, each Seller, Energy and each Energy Subsidiary and hold each of them harmless from and against any liability, claim or litigation arising out of this Agreement or transactions contemplated hereby and commenced by or on behalf of any present or future creditor of the Company or any of its Subsidiaries or any other third party, provided that the insurance obtained pursuant to Section 9.10 covers claims by any such other third party. The Company shall notify Energy promptly if any such claim or litigation is commenced and shall reimburse each of the indemnified parties for all its reasonable costs, including its legal fees.

                       10.8 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents, and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                       10.9 Notices. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) two days after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or
              (iv) on the date of transmission when sent by telegram, telegraph, telex or facsimile transmission, addressed

                       If to the Company, Empire Gas, or Energy:

                               [name of party]
                               1700 South Jefferson Street
                               Lebanon, Missouri  65536

                       If to Lindsey:

                               Paul S. Lindsey, Jr.
                               303 Stonewood Blvd.
                               Roanoke, Texas  76262

                       If to a Seller, Plaster, Ranch, Airlines, or
                       Evergreen:

                               [name of party]
                               c/o Robert W. Plaster
                               307 Ocean Boulevard
                               Golden Beach, Florida  33160

                       with a copy to:

                               Lynn Hoover, Esq.
                               Hillix, Brewer, Hoffhaus, Whittaker
                                 & Wright
                               Fourth Floor, Two Crown Center
                               2420 Pershing Road
                               Kansas City, Missouri  64108-0355

              Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

                       10.10 Captions. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

                       10.11 Attorney's Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees, as set by the court and not by a jury, ncurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

                       10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to conflicts of laws, and the parties agree that any action, suit, or proceeding relating to this Agreement shall be instituted and prosecuted in the courts of the County of Clay, State of Missouri, and each party waives the right to change of venue.

                       10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                       10.14 Status of Ranch, Airlines and Evergreen. Ranch, Airlines and Evergreen are signing this Agreement solely for the purpose of Sections 2.6, 2.7(b) and 2.8 and are not otherwise to be considered parties to this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written.

SELLERS:



                                    ______________________________
                                    Robert W. Plaster



                                    Robert W. Plaster Trust dated
                                    December 13, 1988


                                    By: __________________________
                                          Robert W. Plaster,
                                          Trustee



                                    Stephen Robert Plaster Trust dated
                                    October 30, 1988


                                    By:___________________________
                                          Stephen R. Plaster, Trustee



                                    Stephen Robert Plaster Trust dated July
                                    30, 1984


                                    By:___________________________
                                          Dolly Francine Plaster,
                                          Trustee


                                    ______________________________
                                    Stephen R. Plaster



                                    ______________________________
                                    Joseph L. Schaefer



OTHER PARTIES:                      EMPIRE GAS CORPORATION
                                    a Missouri corporation



                                          By:___________________________
                                          Name:______________________
                                          Title:_____________________

                                    EMPIRE GAS OPERATING CORPORATION
                                    a Missouri corporation



                                    By:______________________________
                                          Name:_________________________
                                          Title:________________________


                                    EMPIRE ENERGY CORPORATION
                                    a Tennessee corporation



                                    By:______________________________
                                          Name:_________________________
                                          Title:________________________


                                    _________________________________
                                    Paul S. Lindsey, Jr.


                                    EMPIRE RANCH, INC.
                                    a Missouri corporation



                                    By:______________________________
                                          Name:_________________________
                                          Title:________________________


                                    EMPIRE AIRLINES, INC.
                                    a Missouri corporation



                                          By:___________________________
                                          Name:______________________
                                          Title:_____________________


                                    EVERGREEN NATIONAL CORPORATION
                                    a Florida corporation




                                    By:___________________________
                                          Name:______________________
                                          Title:_____________________

                                                        EXHIBIT A

                                                EMPIRE ENERGY CORPORATION

                                                                SHARES OF COMMON
                                          STATE IN WHICH        STOCK ISSUED TO
     NAME OF SUBSIDIARY                   ORGANIZED AND DOES    EMPIRE ENERGY
                                          BUSINESS              CORPORATION

EMPIRE BUILDING CORPORATION               DELAWARE              30,000, $1 par
EMPIRE EQUIPMENT CORPORATION              DELAWARE              30,000, $1 par
EMPIREGAS TRUCKING CORPORATION (JASPER)   DELAWARE              30,000, $1 par
EMPIREGAS INC. OF AMORY                   MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF BAY SPRINGS             MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF BLUE MOUNTAIN           MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF BRUCE                   MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF COLUMBUS, MS            MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF JACKSON, MS             MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF KOSCIUSKO               MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF PONTOTOC                MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF WAYNESBORO              MISSISSIPPI           30,000, $1 par
EMPIREGAS INC. OF ROGERS                  ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF BLUE EYE                MISSOURI              30,000, $1 par
EMPIREGAS INC. OF BRANSON                 MISSOURI              30,000, $1 par
EMPIREGAS INC. OF CASSVILLE               MISSOURI              30,000, $1 par
EMPIREGAS INC. OF FAIR GROVE              MISSOURI              30,000, $1 par
EMPIREGAS INC. OF GALENA                  MISSOURI              30,000, $1 par
EMPIREGAS INC. OF KIMBERLING CITY         MISSOURI              30,000, $1 par
EMPIREGAS INC. OF MONETT                  MISSOURI              30,000, $1 par
EMPIREGAS INC. OF NEOSHO                  MISSOURI              30,000, $1 par
EMPIREGAS INC. OF NOEL                    MISSOURI              30,000, $1 par
EMPIREGAS INC. OF SPRINGFIELD             MISSOURI              30,000, $1 par
EMPIREGAS INC. OF SELIGMAN                MISSOURI              30,000, $1 par
EMPIREGAS INC. OF WHEATON                 MISSOURI              30,000, $1 par
EMPIREGAS INC. OF MARSHFIELD              MISSOURI              30,000, $1 par
EMPIREGAS INC. OF GREENE COUNTY           MISSOURI              30,000, $1 par
EMPIREGAS INC. OF BATESVILLE              ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF BLYTHEVILLE             ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF HARDY                   ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF HARRISON                ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF MELBOURNE               ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF MOUNTAIN HOME           ARKANSAS              30,000, $1 par
EMPIREGAS INC. OF MOUND CITY              ILLINOIS              30,000, $1 par
TRI-LAKES GAS CO., INC.                   MISSOURI              30,000, $1 par
EMPIREGAS INC. OF ALTON                   MISSOURI              30,000, $1 par
EMPIREGAS INC. OF AVA                     MISSOURI              30,000, $1 par
EMPIREGAS INC. OF BIRCH TREE              MISSOURI              30,000, $1 par
EMPIREGAS INC. OF CAPE GIRARDEAU          MISSOURI              30,000, $1 par
EMPIREGAS INC. OF ELLINGTON               MISSOURI              30,000, $1 par
EMPIREGAS INC. OF HOUSTON, MO             MISSOURI              30,000, $1 par
EMPIREGAS INC. OF MALDEN                  MISSOURI              30,000, $1 par
EMPIREGAS INC. OF MOUNTAIN GROVE          MISSOURI              30,000, $1 par
EMPIREGAS INC. OF PERRYVILLE              MISSOURI              30,000, $1 par
EMPIREGAS INC. OF PIEDMONT                MISSOURI              30,000, $1 par
EMPIREGAS INC. OF POPLAR BLUFF            MISSOURI              30,000, $1 par
EMPIREGAS INC. OF SALEM                   MISSOURI              30,000, $1 par
EMPIREGAS INC. OF SIKESTON                MISSOURI              30,000, $1 par

                                                                SHARES OF COMMON
                                          STATE IN WHICH        STOCK ISSUED TO
     NAME OF SUBSIDIARY                   ORGANIZED AND DOES    EMPIRE ENERGY
                                          BUSINESS              CORPORATION

EMPIREGAS INC. OF WEST PLAINS             MISSOURI              30,000, $1 par
GENERAL GAS CO., INC.                     MISSOURI              30,000, $1 par
S. P. GAS CO. OF LEBANON                  MISSOURI              30,000, $1 par
EMPIREGAS INC. OF BRYANT                  INDIANA               30,000, $1 par
EMPIREGAS INC. OF HARTFORD CITY           INDIANA               30,000, $1 par
EMPIREGAS INC. OF MARION                  INDIANA               30,000, $1 par
EMPIREGAS INC. OF INDIANAPOLIS            INDIANA               30,000, $1 par
EMPIREGAS INC. OF PENDLETON               INDIANA               30,000, $1 par
EMPIREGAS INC. OF ROCHESTER               INDIANA               30,000, $1 par
EMPIREGAS INC. OF WARSAW, IN              INDIANA               30,000, $1 par
EMPIREGAS INC. OF COLUMBUS, IN            INDIANA               30,000, $1 par
EMPIREGAS INC. OF EVANSVILLE              INDIANA               30,000, $1 par
EMPIREGAS INC. OF GREENSBURG              INDIANA               30,000, $1 par
EMPIREGAS INC. OF OSGOOD                  INDIANA               30,000, $1 par
EMPIREGAS INC. OF SCOTTSBURG              INDIANA               30,000, $1 par
EMPIREGAS INC. OF VINCENNES               INDIANA               30,000, $1 par
EMPIREGAS INC. OF BARDSTOWN               KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF CORINTH                 KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF CROFTON                 KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF FALMOUTH                KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF WALTON                  KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF HODGENVILLE             KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF LA GRANGE               KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF LEBANON JUNCTION        KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF LOUISVILLE              KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF MOREHEAD                KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF NICHOLASVILLE           KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF OWENSBORO               KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF DALTON                  GEORGIA               30,000, $1 par
EMPIREGAS INC. OF ROME                    GEORGIA               30,000, $1 par
EMPIREGAS INC. OF CORBIN                  KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF HAZARD                  KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF JACKSON, KY             KENTUCKY              30,000, $1 par
EMPIREGAS INC. OF ATHENS, TN              TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF CLINTON, TN             TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF DUNLAP                  TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF KINGSTON                TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF LEBANON                 TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF MARYVILLE               TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF NEW TAZEWELL            TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF SEVIERVILLE             TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF SNEEDVILLE              TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF CLEVELAND               TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF ARAB                    ALABAMA               30,000, $1 par
EMPIREGAS INC. OF ATHENS, AL              ALABAMA               30,000, $1 par
EMPIREGAS INC. OF BELLE MINA              ALABAMA               30,000, $1 par
EMPIREGAS INC. OF CULLMAN                 ALABAMA               30,000, $1 par
EMPIREGAS INC. OF DOUBLE SPRINGS          ALABAMA               30,000, $1 par
EMPIREGAS INC. OF FAYETTE                 ALABAMA               30,000, $1 par
EMPIREGAS INC. OF FORT PAYNE              ALABAMA               30,000, $1 par
JEFFERSON COUNTY GAS CO.                  ALABAMA               30,000, $1 par
EMPIREGAS INC. OF GERALDINE               ALABAMA               30,000, $1 par
EMPIREGAS INC. OF HENAGAR                 ALABAMA               30,000, $1 par
EMPIREGAS INC. OF HUNTSVILLE              ALABAMA               30,000, $1 par

                                                                SHARES OF COMMON
                                          STATE IN WHICH        STOCK ISSUED TO
     NAME OF SUBSIDIARY                   ORGANIZED AND DOES    EMPIRE ENERGY
                                          BUSINESS              CORPORATION

EMPIREGAS INC. OF ONEONTA                 ALABAMA               30,000, $1 par
EMPIREGAS INC. OF SKYLINE                 ALABAMA               30,000, $1 par
EMPIREGAS INC. OF ALBERTVILLE             ALABAMA               30,000, $1 par
EMPIREGAS INC. OF NEW HOPE                ALABAMA               30,000, $1 par
EMPIREGAS INC. OF TRENTON                 GEORGIA               30,000, $1 par
EMPIREGAS INC. OF ARDMORE                 TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF CHATTANOOGA             TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF FAYETTEVILLE            TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF LEWISBURG               TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF LORETTO                 TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF MURFREESBORO            TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF SHELBYVILLE             TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF TULLAHOMA               TENNESSEE             30,000, $1 par
EMPIREGAS INC. OF CARTERSVILLE            GEORGIA               30,000, $1 par
EMPIREGAS INC. OF CLERMONT                GEORGIA               30,000, $1 par
EMPIREGAS INC. OF JASPER                  GEORGIA               30,000, $1 par
EMPIREGAS INC. OF WARNER ROBINS           GEORGIA               30,000, $1 par
NAILS CREEK GAS CO.                       GEORGIA               30,000, $1 par
EMPIREGAS INC. OF SANDERSVILLE            GEORGIA               30,000, $1 par
EMPIREGAS INC. OF DALEVILLE               ALABAMA               30,000, $1 par
EMPIREGAS INC. OF DOTHAN                  ALABAMA               30,000, $1 par
EMPIREGAS INC. OF CROSS CITY              FLORIDA               30,000, $1 par
EMPIREGAS INC. OF CRYSTAL RIVER           FLORIDA               30,000, $1 par
EMPIREGAS INC. OF DADE CITY               FLORIDA               30,000, $1 par
EMPIREGAS INC. OF GROVELAND               FLORIDA               30,000, $1 par
EMPIREGAS INC. OF LEESBURG                FLORIDA               30,000, $1 par
EMPIREGAS INC. OF PANAMA CITY             FLORIDA               30,000, $1 par
EMPIREGAS INC. OF PENSACOLA               FLORIDA               30,000, $1 par
EMPIREGAS INC. OF PORT RICHEY             FLORIDA               30,000, $1 par
EMPIREGAS INC. OF RIVERVIEW               FLORIDA               30,000, $1 par
EMPIREGAS INC. OF BAINBRIDGE              GEORGIA               30,000, $1 par
EMPIREGAS INC. OF BLAKELY                 GEORGIA               30,000, $1 par
EMPIREGAS INC. OF BOSTON                  GEORGIA               30,000, $1 par
EMPIREGAS INC. OF DAWSON                  GEORGIA               30,000, $1 par
EMPIREGAS INC. OF DONALSONVILLE           GEORGIA               30,000, $1 par
EMPIREGAS INC. OF MOULTRIE                GEORGIA               30,000, $1 par
EMPIREGAS INC. OF COOKEVILLE              TENNESSEE             30,000, $1 par

Three Subsidiaries in formation:

     Blairsville, Georgia; Blue Ridge, Georgia; and Bella Vista, Arkansas.

Two additional subsidiaries:

     Empire Gas, Inc. of Horseshoe Bend, Arkansas and Tri-Lakes Gas, Inc. of Highlandville, Missouri.

                                                        EXHIBIT B



                                      SHARES OF EGAC                           NUMBER OF SHARES
                                       COMMON STOCK                           TO BE EXCHANGED FOR
NAME                                 TO BE PURCHASED(1)                   CASH             ENERGY COMMON STOCK
Robert L. Wooldridge                         260,500                     96,814                   163,686
Dwight Gilpin                                 80,000                     31,053                    48,947
Luther Gill                                   29,450                     12,636                    16,814
Earl Noe                                      51,000                     20,488                    30,512
Paul Stalhman                                 26,712                     11,639                    15,073
Charlie Jones                                 25,000                     11,015                    13,985
Stephen R. Plaster                            n/a                         n/a                        n/a
Joseph L. Schaefer                            n/a                         n/a                        n/a
Gwen Vanderhoef                              100,000                    100,000                      --
Martin F. Dryden, Jr.                         10,000                     10,000                      --
Larry Weis                                     7,000                      4,457                     2,543
Farrell Stamper                                3,900                      3,328                       572
Tom Flak                                       5,500                      3,911                     1,589
Floyd Waterman                                27,000                     11,744                    15,256
Carolyn Rein                                   5,300                      3,838                     1,462
Dan Weatherly                                    200                        200                      --
Joyce Kinnett                                    100                        100                      --
S.A. Spencer                                 125,000                     25,000                   100,000


All employees currently working for any Energy Subsidiary may become employees of any Energy Subsidiary.  In addition, the following individuals may become employees of Energy or an Energy Subsidiary:  Kevin Moran, Steven Politte, Pat
Green, Mike Patrick, L. Young, D. Wiggington, Kermit Clay, Dave Dean, Doug Dyer, and numerous clerical personnel to be determined.
__________



(1)  Assumes all options to purchase shares of EGAC Common Stock that are held by these employees are exercised prior to the date the Company repurchases these shares of EGAC Common Stock.

                                  EXHIBIT C


                    ASSIGNMENT SEPARATE FROM CERTIFICATE

                For value received, the undersigned hereby sells, assigns and transfers unto Empire Gas Corporation, a Missouri corporation, ________ shares of Empire Gas Corporation common stock, par value $.001, standing in the name of [NAME OF SELLER] on the books of said corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint _______________________ to transfer the said stock on the books of the within named corporation with full power of substitution.

DATED: ___________________, 1994

                                        [Name of Shareholder]
                                             By:________________________
                                                  Name:___________________
                                                  Title:__________________

Signed and delivered in the presence of

                                              ________________________


Signature guaranteed by Empire Gas Corporation

                                             By:________________________
                                                  Name:___________________
                                                  Title:__________________

                                  EXHIBIT D


                    ASSIGNMENT SEPARATE FROM CERTIFICATE

For value received, the undersigned hereby sells, assigns and transfers unto [NAME OF SELLER], ________ shares of Empire Energy Corporation common stock, par value $.01, standing in the name of Empire Gas on the books of said corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint _______________________ to transfer the said stock on the books of the within named corporation with full power of substitution.

DATED: ___________________, 1994

                                        Empire Gas Corporation

                                             By:________________________
                                                  Name:___________________
                                                  Title:__________________

Signed and delivered in the presence of

                                              ________________________


Signature guaranteed by Empire Energy Corporation

                                             By:________________________
                                                  Name:___________________
                                                  Title:__________________

                                   Exhibit E


                          NON-COMPETITION AGREEMENT


        AGREEMENT made this __th day of ____________, 1994, by and among Empire Gas Corporation, a Missouri corporation (the "Company"), Empire Energy Corporation, a Tennessee corporation ("Energy"), Mr. Robert W. Plaster ("Plaster"), Mr. Stephen R. Plaster ("S. Plaster"), Mr. Joseph Schaefer ("Schaefer") and Mr. Paul S. Lindsey, Jr. ("Lindsey") shall become effective upon the closing of the purchase by the Company of 11,593,991 shares of its $.001 par value, common stock (the "EGAC Common Stock") pursuant to the terms of the Stock Redemption Agreement dated March __, 1994, by and among the Company, Energy, Plaster, S. Lindsey, S. Plaster, Schaefer, Empire Gas Operating Corporation, a Missouri corporation ("Empire Gas"), the Robert W. Plaster Trust dated December 13, 1988 (the "R. Plaster Trust"), the Dolly Francine Plaster Trust dated July 30, 1984 (the "D. Plaster Trust"), the Tammy Jane Plaster Trust dated July 30, 1984 (the "T. Plaster Trust"), the Stephen Robert Plaster Trust dated October 30, 1988 (the "1988 S. Plaster Trust"), the Stephen Robert Plaster Trust dated July 30, 1984 (the "1984 S. Plaster Trust"), the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988 (the "1988 C. Schaefer Trust"), the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984 (the "1984 C. Schaefer Trust," and together with the R. Plaster Trust, D. Plaster Trust, T. Plaster Trust, 1988 S. Plaster Trust, 1984 S. Plaster Trust, and 1988 C. Schaefer Trust, the "Sellers"), and certain other entities related to the Company or Plaster (the "Stock Purchase").


        WHEREAS, the Company is undertaking a series of transactions to complete a restructuring, and in connection therewith, the Sellers will sell their shares of EGAC Common Stock to the Company in exchange for shares of common stock of Energy ("Energy Common Stock"), a subsidiary of the Company that has approximately 139 wholly-owned subsidiaries which own the operating assets of certain of the Company's liquified petroleum ("LP") gas and appliance companies and other assets; and

        WHEREAS, following the restructuring, Energy will be the owner of and will operate certain LP gas and appliance companies that were previously owned by the Company, and the Company will continue to operate the LP gas and appliance companies of which it has retained ownership; and

        WHEREAS, Plaster, the Chairman of the Board of Directors and Chief Executive Officer of the Company and its wholly-owned subsidiary Empire Gas, currently owns a controlling interest in the Company by virtue of his beneficial ownership of the shares of EGAC Common Stock held by the Sellers; and

        WHEREAS, upon consummation of the Stock Purchase, Plaster shall sell his entire ownership interest in the Company, shall resign as Chief Executive Officer and Chairman of the Board of Directors of the Company and Empire Gas, and shall become the beneficial owner of a controlling interest in Energy; and

        WHEREAS, upon consummation of the Stock Purchase, Lindsey shall beneficially own a controlling interest in EGAC and shall become the Chairman of the Board of Directors, Chief Executive Officer, and President of the Company; and

        WHEREAS, as part of the consideration for the parties hereto and the Sellers to enter into the transactions contemplated by the Stock Redemption Agreement, the parties hereto have agreed to enter into this agreement limiting the ability of Energy, Plaster, and their Affiliates, and Empire, Lindsey, and their Affiliates to compete in the LP gas and appliance business;

        NOW THEREFORE, in consideration of the transactions contemplated by the Stock Redemption Agreement and other good and valuable consideration the receipt and adequacy of which the parties do acknowledge, it is mutually agreed as follows:

        1.  Definitions

                (a) "Affiliate" shall mean, with respect to any party, any individual, partnership, joint venture, corporation, trust, and unincorporated organization directly or indirectly controlling, controlled by, or under common control with such party following the consummation of the Stock Purchase, including without limitation, in the case of Plaster and Lindsey, any relative living in their home.

                (b) "Empire Group" shall mean Empire Gas Acquisition Corporation, Lindsey, and their Affiliates.

                (c) "Energy Group" shall mean Empire Energy Corporation, Plaster, S. Plaster, Schaefer and their respective Affiliates.

                (d) "Non-Compete Period" shall mean the period commencing on the date this Agreement becomes effective and continuing for a period of three years thereafter.

        2.      Covenant Not To Compete.

                (a) Secrecy. Energy Group and Empire Group each agree that during the Non-Compete Period:

                         (1) the members of its group shall not, directly or
                indirectly, at any time reveal, make known, or use any con-fidential business information (including without limitation customer lists and records) relating to the LP gas and appliance business of any of the members of the other group for any purpose or benefit that might have an adverse effect upon the business of any of the members of such other group.

                         (2) Notwithstanding Section 2(a)(1) above, a member
                of either group may disclose any such confidential business information to the extent necessary to resolve any pending or threatened audit, investigation, action, suit, claim, or proceeding by any third party, including without limitation any regulatory body or the Internal Revenue Service, involving such member.

                (b) Non-Compete.

                         (1) Subject to the exception described in Section
                2(b)(3) below, the members of Energy Group agree that during the Non-Compete Period they shall not, directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected as a partner, representative, shareholder (with the exception of beneficial ownership of not more than 5% of the outstanding equity securities of any publicly held corporation or entity), consultant, agent, broker, dealer with, or have any direct or indirect financial interest in, or directly or indirectly finance, aid or assist in any way in any LP gas or appliance business in the marketing territory of the Empire Group (the "Empire Marketing Territory), as set forth on Exhibit A hereto.

                         (2) Subject to the exception described in Section
                2(b)(3) below, the members of Empire Group agree that during the Non-Compete Period they shall not, directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected as a partner, representative, shareholder (with the exception of beneficial ownership of not more than 5% of the outstanding equity securities of any publicly held corporation or entity), consultant, agent, broker, dealer with, or have any direct or indirect financial interest in, or directly or indirectly finance, aid or assist in any way in any LP gas or appliance business in the marketing territory of the Energy Group (the "Energy Marketing Territory"), as set forth on Exhibit B hereto.

                         (3)     Notwithstanding Section 2(b)(1) and
                2(b)(2), either group may consummate a Multi-State Acquisition that would result in the acquisition and subsequent operation of an LP gas and appliance company in one or more locations in which such group would otherwise be prohibited from engaging in the LP gas and appliance business because of the prohibitions contained in Sections 2(b)(1) or 2(b)(2) ("Encroaching Businesses") provided that the acquisition of such Encroaching Businesses is incidental to the Multi-State Acquisition. As used herein, "Multi-State Acquisition" shall mean an acquisition of the stock or assets of an LP gas business with retail outlets located in three or more states. The Encroaching Businesses shall be deemed to be incidental if the retail gallons sold by the Encroaching Businesses in the last full fiscal year for which data is available accounted for less than 30% of all retail gallons sold by the business constituting the Multi-State Acquisition.

                                 (i) The consummation of any such Multi-
                         State Acquisition that results in the acquisition of Encroaching Businesses shall not operate to permit the group acquiring the Encroaching Businesses to make further acquisitions in the area in which the Encroaching Businesses are located, except that the group may make further Multi-State Acquisitions in accordance with Section 2(b)(3).

                                 (ii) The application of the exception
                         contained in this Section 2(b)(3) shall apply only to Sections 2(b)(1) and 2(b)(2) above and shall not modify, change, or otherwise affect any other section of this Agreement, including but not limited to, Section 2(c) and 2(d) below.

                         (4) Notwithstanding Section 2(b)(2), Lindsey may acquire the business of Red Top Gas currently owned by his brother in the event his brother dies during the Non-Compete Period, and Lindsey and members of his family may advance funds to RPA Incorporated so long as such funds are not being used by RPA Incorporated in the Energy Marketing Territory to make acquisitions or start new plants or to expand into the Energy Marketing Territory or take the customers of any member of the Energy Group.

                (c) Customers. Energy Group and Empire Group each agree that, during the Non-Compete Period, the members of its group shall not, for themselves or in conjunction with or on behalf of any other individual or entity, solicit, divert, take away or endeavor to take away any person, firm, association or corporation listed as a customer or account of the LP gas or appliance business of any member of the other group.

                (d) Employees. Energy Group and Empire Group each agree that, during the Non-Compete Period, the members of its group shall not, for themselves or in conjunction with or on behalf of any other individual or entity, entice, solicit, take away, hire, employ or endeavor to employ any person who (i) is, or shall be, in the service of any member of the other group and (ii) is engaged in the LP gas or appliance business (an "Employee"). Each of Energy Group and Empire Group shall be permitted to hire, during the Non-Compete Period, any Employee of the other group whose employment is terminated by the other group.

                (e)  Enforcement and Injunctive Relief.

                             The parties expressly acknowledge that the
                provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision in this Section 2 is adjudicated to be invalid or unenforceable, this Section shall be amended to delete such provision therefrom in the jurisdiction where such adjudication is made.

                         (2)     Energy, Plaster, S. Plaster, Joseph
                Schaefer, Empire, and Lindsey each acknowledge that the other parties hereto will be irreparably injured by any breach of its obligations under this Section 2, and that the remedies at law available to such parties may be inadequate, and accordingly that such parties shall be entitled to injunctive and other equitable relief in addition to any other remedy available at law upon the occurrence of such breach.

        3. Option. If Energy Group or Empire Group acquires an interest in a LP gas and appliance business in violation of Section 2(b), the group that acquired such interest (the "Acquiring Group") shall grant to the other group (the "Grantee Group") a non-transferrable option to acquire such interest on as nearly as practicable the same terms and conditions as those upon which the Acquiring Group acquired such interest. Such option shall be exercisable for a period of sixty (60) days following the date the Grantee Group has actual notice that the Acquiring Group acquired such interest. The Grantee Group's decision to exercise or not to exercise this option shall not affect the other remedies available to the Grantee Group if the Acquiring Group violates its obligations under this Agreement.

        4. Waiver of Breach. The waiver by any party to this Agreement of a breach of any provisions of this Agreement by any other party hereto shall not operate or be construed as a waiver of any other breach. No delay on the part of any party in enforcing its rights under this Agreement shall operate as a waiver thereof with the exception that the period during which the Grantee Group (as defined in Section 3) may exercise the option described in
Section 3 shall not be affected by the provision contained in this Section.

        5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to conflicts of laws.

        6. Attorney's Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

        7. Notices. All notices to be served or delivered hereunder by the parties hereto shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery or (ii) five days after posting when sent by registered or certified mail addressed

                If to the Company or Energy:

                         [name of party]
                         Empire Gas Corporation
                         1700 South Jefferson Street
                         Lebanon, Missouri  65536

                If to Lindsey:

                         Paul S. Lindsey, Jr.
                         303 Stonewood Blvd.
                         Roanoke, Texas  76262

                If to Plaster, S. Plaster or Joseph Schaefer:

                         [Name of party]
                         c/o Robert W. Plaster
                         307 Ocean Boulevard.
                         Golden Beach, Florida  33160

        Any party hereto may from time to time by notice in writing served upon the other party as provided herein, designate a different mailing address or a different person to which such notices are thereafter to be addressed or delivered.

        8. Captions. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

        9. Entire Agreement. This Agreement cancels and supersedes all previous understandings or agreements relating to the subject matter of this Agreement, whether written or oral, between the parties hereto, and shall not be amended or modified except by an agreement in writing signed by all parties to this Agreement.

        10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above effective upon the consummation of the Stock Purchase.


WITNESS:

_________________________                 _________________________
                                          Robert W. Plaster


                                          EMPIRE ENERGY CORPORATION

_________________________                 By: _____________________
                                          Its: ____________________


_________________________                 _________________________
                                          Paul S. Lindsey, Jr.


                                          EMPIRE GAS CORPORATION

_________________________                 By: _____________________
                                          Its: ____________________


_________________________                 _________________________
                                          Stephen R. Plaster


________________________                  _________________________
                                          Joseph Schaefer

Note: Any Seller or senior employee of Energy or Empire Gas required to execute a non-competition agreement shall agree not to compete with either Energy or Empire Gas.

                     Exhibit A to Non-Compete Agreement

                The marketing territory of the Empire Group shall consist of all areas in the United States other than the areas designated in Exhibit B as being in the Energy Marketing territory; provided, however, that the marketing territory of the Empire Group shall also include any area where any Remaining Subsidiary is currently operating including the area within a fifty
(50) mile radius of the present location of any existing retail outlet otherwise in the marketing territory of the Empire Group; and provided, further, that where the fifty (50) mile radius of the present location of such an outlet and the fifty (50) mile radius of the present location of a retail outlet that will be operated by the Energy Group after the consummation of the Stock Redemption Agreement overlap, then the fifty (50) mile radius of each outlet shall be reduced to reflect the existing marketing territory of each outlet.

                     Exhibit B to Non-Compete Agreement

                The marketing territory of the Energy Group shall consist of:

                1.  The following states in their entirety:

                         a.      Alabama
                         b.      Florida
                         c.      Georgia
                         d.      Indiana
                         e.      Kentucky
                         f.      Mississippi
                         g.      Tennessee

                2.  The following areas:

                         a. Missouri - the area south of Interstate 44 and the area within a fifty (50) mile radius of the present location of any existing retail outlet that will be operated by the Energy Group after consummation of the Stock Redemption Agreement.
                         b. Arkansas - any area in the northern half of Arkansas and any area within a fifty (50) mile radius of the present location of any existing retail outlet that will be operated by the Energy Group after consummation of the Stock Redemption Agreement.
                         c. Illinois - the area within a fifty (50) mile radius of the present location of the one retail outlet that will be operated by the Energy Group after consummation of the Stock Redemption Agreement.
                         d. Virginia - the Western half of Virginia (provided that the Company and its subsidiaries and their successors may make acquisitions in the western half of Virginia but may not start new plants there)
                         e. Western half of West Virginia (provided that Empire Gas and its subsidiaries may make acquisitions in the western half of West Virginia but may not start new plants there)

Notwithstanding the foregoing, where the fifty (50) mile radius of the present location of any retail outlet specified above and the fifty (50) mile radius of the present location of a retail outlet that will be operated by the Empire Group after the consummation of the Stock Redemption Agreement overlap, then the fifty (50) mile radius of each outlet shall be reduced to reflect the existing marketing territory of each outlet.

                                  EXHIBIT F


                               LEASE AGREEMENT

                THIS LEASE ("Lease") is made and entered into this __st day of _______ 1994, by and between Evergreen National Corporation, a Florida corporation ("Lessor"), and Empire Gas Corporation, a Missouri corporation ("Lessee").


                WITNESSETH: Lessor hereby leases and Lessee agrees to lease from Lessor, each upon and subject to the terms and conditions hereinafter set forth the office space in the office building located at 1700 South Jefferson Street, Laclede County, Lebanon, Missouri (the "Building") as set forth on Exhibit A hereto (the "Premises"), together with certain personal property, furniture and equipment (collectively, "Personalty") identified on Exhibit B attached hereto and said parties do hereby covenant and agree with each other as follows:

        (1) USE: The Premises and Personalty are to be used and occupied by the Lessee for any lawful purpose.

        (2) TERM: This Lease shall become effective and Lessee shall have the right to take possession upon the closing date of that certain Stock Redemption Agreement dated March __, 1994, entered into by and among Lessee, Empire Energy Corporation, a Tennessee corporation, Empire Gas Corporation, a Missouri corporation, Robert W. Plaster, Stephen R. Plaster, Joseph L. Schaefer, Paul S. Lindsey, Jr., the Robert W. Plaster Trust dated December 13, 1988, the Dolly Francine Plaster Trust dated July 30, 1984, the Tammy Jane Plaster Trust dated July 30, 1984, the Stephen Robert Plaster Trust dated October 30, 1988, the Stephen Robert Plaster Trust dated July 30, 1984, the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988, the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984, and certain other parties related to or controlled by Lessee or Robert W. Plaster. The Lease shall continue in effect for a term that expires June 30, 2001, or until earlier terminated in accordance with the terms and conditions of this Lease.

        (3) OPTION TO RENEW: The Lessee shall have two options to renew this Lease for a term of three (3) years each upon the same terms and conditions as are provided herein except that the minimum rent during each of said renewal terms shall be the greater of Six Thousand Two Hundred Fifty and no/100 Dollars ($6,250.00) per month or the fair market rental value of the Premises and Personalty.

        (4) BASIC MONTHLY RENT: The Lessee does hereby promise to pay the Lessor, basic monthly rent equal to Six Thousand Two Hundred Fifty and no/100 Dollars ($6,250.00), payable in advance on the first day of each month without deduction or set off, in lawful tender. As used herein, the term "rent" shall include both the basic monthly rent and any additional rent as described in Paragraph 5 hereof.

        (5) ADDITIONAL RENT: In addition to the basic monthly rent, Lessee shall pay the following additional rent:

                (i) Lessee shall pay to Lessor, within fifteen (15) days following receipt of an invoice from Lessor, Lessee's Proportionate Share of the total cost of the Utilities (as defined in Paragraph 7)
provided by Lessor to the Building; provided, however, that Lessee shall not pay for telephone services under this Lease since it will be paying for telephone service under a Services Agreement being entered into by Lessee simultaneously herewith. As used in this Lease, Lessee's "Proportionate Share" shall mean 37.5%.

                (ii) Lessee shall pay to Lessor, within fifteen (15) days following receipt of an invoice from Lessor (i) one hundred percent (100%) of the cost of repairs and maintenance performed by Lessor solely for the benefit of Lessee, and (ii) Lessee's Proportionate Share of the cost of the repairs and maintenance performed by Lessor for the benefit of the entire Building, except that Lessee shall be liable for payment of one hundred percent (100%) of such repairs and maintenance required because of Lessee's gross negligence or wilful misconduct, and shall not be liable for payment of any repairs and maintenance required because of the gross negligence or wilful misconduct of Lessor or any other tenant in the Building.

                (iii) Lessee shall pay to Lessor, within fifteen (15) days following receipt of an invoice from Lessor, Lessee's Proportionate Share of any taxes and levies described in Paragraph 9 that relate solely to the Premises, the entire Building, or the contents of the Building.

                (iv) Lessee or its representative shall have the right upon ten (10) days advance written notice, to examine, during reasonable business hours, Lessor's books and records with respect to the costs described in subparagraphs 5(a),(b), and (c) above and the allocation of such costs.

                (v) Lessee shall pay to Lessor, upon presentation of appropriate premium notices to Lessee, its Proportionate Share of the insurance required to be obtained by Lessor pursuant to Paragraph 8.

                (vi) If any dispute arises as to the amount of rent payable under this Paragraph 5, either Lessor or Lessee can request an audit by Baird, Kurtz & Dobson ("BKD"). Lessor and Lessee shall share the expense of any such audit, and the decision by BKD as to the amount of rent owed shall be final and binding on Lessor and Lessee.

        (6)  MAINTENANCE OF PREMISES AND PERSONALTY:

                (i) Condition of Premises. Lessee has inspected and knows the condition of the Premises and Personalty and accepts said Premises and Personalty in their present condition.

                (ii) Public or private nuisance. Lessee shall not commit, or suffer to be committed, any waste upon the Premises and Personalty, or any public or private nuisance, or other act or things which may disturb the quiet enjoyment of any other neighbors in the area in which the Premises is located.

                (iii) Alterations. Lessee shall not make, or suffer to be made, any alterations of said Premises, or any part thereof, without obtaining the prior written consent of the Lessor and any additions to, or alterations of, the said Premises, shall become at once a part of the Premises and belong to the Lessor. Any mechanic's lien filed against the Premises, or any part thereof, for work claimed to have been done for, or materials claimed to have been furnished to Lessee, shall be discharged by Lessee within ten (10) days thereafter, at Lessee's expense.

                (iv) Compliance with laws and ordinances and surrender of Premises. Lessee further agrees to obey all laws and ordinances affecting said Premises; and hereby agrees at the expiration of the term hereof or any extension thereof, to surrender to Lessor the Premises and Personalty and all improvements and appurtenances thereto in as good condition as when they were received by Lessee, ordinary wear and tear, alteration permitted by this Lease and damage by fire and providential destruction excepted.

                (v)  Repairs and Maintenance.

                         a) Lessee agrees that it shall take good care of the Personalty and Premises and the equipment and fixtures therein. Lessee may make all repairs necessitated by its misuse of the Premises or Personalty that solely affect the Premises or Personalty.

                         b) Lessor agrees that within a reasonable period after written notice from Lessee, Lessor shall make all repairs necessary or advisable to keep said Premises, both inside and outside, and all additions and appurtenances thereto, in good and inhabitable condition. Repairs and maintenance that Lessor shall be responsible for shall include: repainting, repairs of roof, sewerage, heating and air conditioning systems, gas fixtures, plumbing, and every other sort of repairs not specifically set forth herein.

                         c) To the extent that a dangerous condition exists in the Building that does not provide time for notification of Lessor pursuant to subparagraph 6(e)(2), Lessee shall be free to take such steps as are reasonably necessary to correct the dangerous condition, and provided that such condition did not result from Lessee's gross negligence or wilful misconduct, Lessee shall be entitled to indemnification from Lessor for all costs incurred in correcting the dangerous condition.

        (7) UTILITIES: Lessor shall be responsible for providing all utilities for the Premises, including telephone service (the "Utilities"). The Utilities shall include, but not be limited to gas, electricity, water, sewer, and trash pick up and telephone. The Lessor shall not be liable for failure to furnish any of the Utilities, nor shall failure of Lessor to do so be grounds for termination of this Lease, if such failure is due to nonpayment by Lessee of its Proportionate Share of such Utilities as required in Paragraph 5, or to any act or event beyond the control of Lessor.

        (8)     INSURANCE.

                (i) Lessor shall keep in force with an insurance company a policy of comprehensive public liability insurance, including property damage, with respect to the Building and the Premises and the businesses operated by Lessor and Lessee and any other occupant of the Premises, in which the limits of coverage shall not be less than $10,000,000.00 (combined single limit bodily injury and property damage). In addition to Lessor, the policy shall also name Lessee as an additional insured. The insurance required in this subparagraph may be covered under a so-called "blanket" policy covering other facilities of Lessor and its affiliates.

                (ii) Lessor shall keep in force with an insurance company fire insurance (with extended coverage and vandalism and malicious mischief coverage), water damage and sprinkler leakage, boiler and machinery insurance, on the standard forms, insuring the Personalty, all of Lessee's property in the Premises and all betterments, additions, repairs, improvements and alterations made to the Premises by Lessee, in an amount equal to one hundred percent (100%) of the replacement cost thereof. Lessee shall be named as an additional insured, and all monies collected on the insurance policy in respect of the property of Lessee shall be and become the sole and exclusive property of Lessee.

                (iii) Lessee shall give prompt notice to Lessor in case of casualty damage to or accidents in the Premises.

        (9) TAXES: The Lessor shall be responsible for payment of all real estate taxes, assessments, water rates and charges, sewer rates and all other governmental levies and charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed or imposed upon the Premises or Personalty or any part thereof, or become payable during the term of this Lease.

        (10) RE-ENTRY BY LESSOR: The Lessor, its agent, or employees may enter said Premises, upon reasonable notice, and at reasonable times, to view them or show them to parties wishing to Lease or purchase.

        (11) ASSIGNMENT, SUBLETTING OR ENCUMBRANCING: The Lessee covenants that it will not allow anyone to share said Premises, nor assign, sublet, or transfer or encumber its interest in this Lease or in the Premises or any part thereof or encumber its interest in this Lease or in the Premises without the Lessor's prior written consent, which consent shall not be unreasonably withheld; also, that the written assent hereon to one assignment, subletting or transfer of this Lease or encumbrancing of its interest in this Lease or the Premises shall not be considered as a waiver of this covenant by the Lessor to any subsequent assignment, transfer, subletting or encumbrancing, nor shall such written assent to any assignment or transfer, release said Lessee from liability hereunder.

        (12) CONDITION OF PREMISES AND NON-LIABILITY OF LESSOR: The Lessee, upon occupancy, accepts said Premises and Personalty in its condition at time of occupancy and acceptance and agrees that at the time of the execution of this Lease the Premises and Personalty are delivered in a safe and tenantable condition.

        (13) DAMAGE BY CASUALTY: If during the term of this Lease the Premises shall be so damaged by fire or other cause as to become substantially destroyed, then this Lease shall terminate and any unearned rent paid in advance by Lessee shall be refunded to Lessee. If the Premises shall be partially destroyed by fire or other casualty, the rent shall forthwith abate according to the extent to which the premises have been rendered uninhabitable and if they are not restored and put in proper condition for use and occupancy within one hundred twenty (120) days of the casualty, then Lessee's sole right shall be to terminate this Lease. Lessor shall not be liable in any manner whatsoever, except to repay any unearned rent paid in advance. The obligations of Lessor in repairing and restoring the Premises shall pertain to the condition of the Building and Premises upon the execution of this Lease.

        (14) SUBORDINATION: Lessor reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Premises, but no such subordination shall be valid or operative unless the mortgagee shall agree in writing that the mortgagee or anyone claiming by, through or under the mortgagee, upon the foreclosure of any such mortgage, provided Lessee is not in default hereunder, shall adopt this Lease and be bound by all of the terms and provisions hereof accruing from and after the date of foreclosure, and upon receiving such agreement or agreements from any mortgagee or proposed mortgagee, Lessee shall execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgagee or proposed mortgagee. Lessor agrees to pay any indebtedness secured by any such mortgage or mortgages as the same becomes due and payable.

        (15) BANKRUPTCY: If during the life of this Lease, Lessee shall file a voluntary petition under the Bankruptcy Act, as amended, or if any involuntary petition under the Bankruptcy Act, as amended, be filed against Lessee and the same is not fully and finally dismissed within sixty (60) days after the filing thereof, or if Lessee makes an assignment for the benefit of its creditors, or if a receiver be appointed to take charge of Lessee's business and such proceedings are not fully and finally dismissed and receiver discharged within sixty (60) days after the appointment of such receiver, or if an execution or attachment shall issue against Lessee whereupon the leased premises shall be taken or attempted to be taken and said execution or attachment is not released prior to judicial sale thereunder, then, upon any of the events set forth, this Lease shall terminate forthwith and Lessor shall be entitled to immediate possession of the leased premises. In the event of such termination, Lessee shall and agrees to pay to Lessor forthwith as liquidated damages the difference between the value of the minimum monthly rent reserved herein for the residue of the term hereof and the fair rental value of the leased premises for the residue of said term.

        (16)    SURRENDER OF POSSESSION:  Upon the termination of this
Lease, whether by reason of lapse of time, cancellation, forfeiture or otherwise, Lessee shall immediately surrender and deliver to Lessor the peaceable possession of the Premises and Personalty and all appurtenances and improvements thereto in as good a state and condition as when they were received by Lessee, ordinary wear and tear, alterations permitted by this Lease, damage by fire and providential destruction excepted. All alterations, additions, repairs and improvements which shall be made or installed by Lessee, except moveable furniture, trade equipment and trade fixtures put in by and at the expense of Lessee and removable without damage to the Premises, shall become and be a part of the Premises and shall be and remain the property of Lessor and shall remain and be surrendered with the Premises as a part thereof at the termination of the Lease. In the event possession be not immediately surrendered, Lessor, with or without process of law, may re-enter said Premises and repossess the same, or any part thereof in the name of the whole, and may remove therefrom all persons and property, using such force as may be necessary, without being deemed guilty of any unlawful act and without prejudice to any other remedy available to Lessor. In the event (i) this Lease is terminated pursuant to paragraph 20 hereunder or (ii) the Lease is terminated for any reason whatsoever and

Lessee does not surrender and deliver to Lessor the possession of the Premises in accordance with this paragraph, Lessee agrees to pay to Lessor on demand the amount of all loss and damage the Lessor may suffer by reason of such termination or failure to surrender the premises, whether such loss or damage is incurred due to Lessor's inability to relet the Premises on satisfactory terms or in effecting compliance with Lessee's obligations under this Lease.

        (17) CONDEMNATION: If the whole of the Premises or any part thereof materially affecting Lessee's use of the Premises shall be condemned or taken by eminent domain of any county, state, or federal authority, then this Lease shall be terminated as of the date of possession as required by the condemnor. If the condemnation or taking of part of the Premises does not materially affect Lessee's use of the Premises, this Lease shall not terminate, but a portion of the rent for the rest of the term shall be abated in proportion to the amount of Premises taken. All compensation paid in connection with the condemnation shall belong to and be the sole property of Lessor, provided however, that the Lessor shall not be entitled to any portion of the award made to the Lessee for loss of business and for the cost of removal of trade fixtures, or other reimbursable expenses allowed under applicable statute.

        (18) SIGNS AND ADVERTISEMENTS: Lessor and Lessee agree that the signs on and around the Building shall remain and that if such signs need to be replaced, the new signs shall be substantially identical to the existing signs.

        (19) NO WAIVER: All rights, options and remedies of the parties under this Lease shall be cumulative, and in addition to such rights, options and remedies as may be available at law. The failure of either party to insist on strict performance of any covenant or condition hereof or to exercise any option herein shall not be constructed as a waiver of such covenant, condition, or option in any other instance.

        (20) REMEDIES: The Lessee covenants and agrees that if it fails to pay any sum due under this Lease within ten (10) days after such sum is due; or if it fails to perform any of the Lease provisions and such non-performance is not cured within thirty (30) days after receipt of written notice of such non-performance; or if there is a change in control of Lessee, such that Paul S. Lindsey, Jr., and/or Kristin Lindsey cease to beneficially own, in the aggregate or separately, a majority of the shares of the outstanding common stock of Lessee, or its successor, then at the option of the Lessor, this Lease shall be terminated and Lessee shall immediately vacate the Premises in compliance with Paragraph 16 herein. In addition, Lessee further covenants and agrees that such termination, annulment, or voidance shall not relieve Lessee from its obligation to make the monthly basic rent payments hereinabove reserved, and in the case of any such default of Lessee, Lessor may re-let said Premises as the agent for and in the name of Lessee at any rental readily obtainable and Lessee hereby covenants and agrees that if Lessor shall recover or take possession of said Premises as aforesaid, and be unable to re-let and rent the same so as to realize a sum equal to the basic monthly rent hereby reserved, Lessee shall and will pay to Lessor any and all loss of difference of said sums for the residue of the term, including reasonable attorney's fees and all costs and expenses, including expenses incurred in reletting the Premises. In addition, if any sum is not paid on time, the Lessor has the option of declaring a termination of the Lease.

        (21) LESSEE'S OPTION TO TERMINATE. At any time after June 30, 1998, upon one hundred twenty (120) days written notice to Lessor, Lessee may terminate the Lease and vacate the Premises in compliance with Paragraph 16. Lessee does not intend to terminate the Lease unless a change in its business circumstances, such as an acquisition, makes it in the best interests of the Lessee to terminate the Lease. Lessee covenants and agrees that if it terminates the Lease pursuant to this Paragraph 21, Lessee shall continue to be liable to pay the basic monthly rent payments until June 30, 2001; provided, however, that Lessor shall use its best efforts to re-let the Premises. If Lessor re-lets the Premises after Lessee's termination of the Lease, the basic monthly rent otherwise payable by Lessee shall be reduced by the amount of basic monthly rent paid by the new tenant.

        (22) USE OF PARKING FACILITIES: Lessee shall have the right of joint use of all the parking facilities located at 1700 South Jefferson Street, Lebanon, Missouri; provided, however, that Lessor shall have exclusive use of the east parking lot other than use of the garage being built on such lot for use by Lessee. There shall be preferred parking for the executives of Lessee in the west and south parking lots. Lessee acknowledges and agrees that Lessor has retained the right to relocate or exchange for similar facilities the parking facilities that Lessee may use. In the event that Lessor exercises its rights under this paragraph, it shall give Lessee 30 days written notice of its intent to do so. Upon the expiration of said 30 days, the Lessor shall have the right to provide Lessee the use of alternate parking facilities so long as such parking facilities are not in a location that will unreasonably inconvenience Lessee.

        (23) NOTICES: All notices under this Lease shall be given in writing and shall be deemed to be properly served only if sent, postage prepaid, by certified mail, with return receipt requested, to Lessor at the last address where rent was paid and to Lessee, to the Premises. Such notice shall be deemed to have been made on the date it is deposited in the United States mail with postage prepaid. Either party may, by notice to the other, change its address for notice purposes.

        (24) GOVERNING LAW: This Lease shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to conflicts of laws, and the parties agree that any action, suit, or proceeding relating to this Lease shall be instituted and prosecuted in the courts of the County of Clay, State of Missouri, and each party waives the right to change of venue.

        (25) ATTORNEYS' FEES: In any action at law or in equity to enforce any of the provisions or rights under this Lease, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

        (26) CAPTIONS. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Lease nor as evidence of the intention of the parties hereto.

        (27) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (28) SEVERABILITY. The provisions in this Lease are severable, and if any one clause or provision hereof shall be held invalid or unenforceable, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Lease.

        (29) ENTIRE AGREEMENT; BINDING EFFECT: This Lease embodies the sole and entire agreement and understanding between the parties hereto with regard to the entire subject matter hereof, supersedes all prior discussions, understandings and agreements between the parties, cannot be changed or altered without the written agreement of all parties hereto, and shall be binding upon, and shall inure to the benefit of the parties hereto, their successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.

LESSEE:                                           LESSOR:


EMPIRE GAS CORPORATION,                   EVERGREEN NATIONAL
a Missouri corporation                      CORPORATION,
                                          a Florida corporation

By:______________________                 By:________________________

STATE OF MISSOURI )
                  )  SS.
COUNTY OF LACLEDE)

        On this __th day of ________ 1994, known before me, appeared Valeria Schall to me personally known, who being by me duly sworn, did say that she is the Vice President of EMPIRE GAS CORPORATION, a Missouri corporation, and that the seal affixed to the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Valeria Schall acknowledged said instrument to be the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Lebanon, the day and year last above written.


                                                  __________________________
                                                  Notary Public

My Commission Expires:

STATE OF MISSOURI)
                  ) SS.
COUNTY OF LACLEDE)

        On this ____ day of _____________, 1994, known before me, appeared Robert W. Plaster to me personally known, who being by me duly sworn, did say that he is the President of EVERGREEN NATIONAL CORPORATION, a Florida corporation, and that the seal affixed to the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert W. Plaster acknowledged said instrument to be the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Lebanon, the day and year last above written.


                                                  _______________________
                                                  Notary Public

My Commission Expires:



______________________

                                  EXHIBIT A

                                  EXHIBIT G

                             SERVICES AGREEMENT

        This Services Agreement (the "Agreement") is made and entered into as of this __ day of __________, 1994, by and among Empire Gas Corporation ("Empire"), a Missouri corporation, having its principal place of business at 1700 South Jefferson Street, Lebanon, Missouri 65536 ("Lebanon"), and Empire Service Corporation, a [Tennessee] corporation ("Service Corp.") having its principal place of business in Lebanon.

        WHEREAS, Empire is undertaking a series of transactions to complete a restructuring pursuant to which it will divest its ownership interest in Empire Energy Corporation, a wholly owned subsidiary of the Company that has approximately 139 wholly owned subsidiaries ("Energy"), which subsidiaries own the operating assets of certain liquified petroleum ("LP") gas and appliance companies and certain other assets; and

        WHEREAS, upon consummation of the restructuring Empire and Energy will be independently owned and operated companies; and

        WHEREAS, in connection with the restructuring, Empire desires to enter into an agreement to obtain certain data processing, management information, and other services from Service Corp., a wholly owned subsidiary of Energy; and

        WHEREAS, Service Corp. is capable of and desires to provide such services to Empire.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Empire and Service Corp. agree as follows:

        1.  Data processing and management information services.

                (a) Data input. Empire shall be responsible for the input of its financial and operating data, which data shall include but not be limited to the following data: LP gas inventory, equipment and appliance inventory, customer accounts, profit and loss, and such other data as Empire currently uses in its operations.

                (b) Computer terminals. Service Corp. will provide, for Empire's use, the computer terminals in Lebanon that are currently in place in the office space to be occupied by Empire pursuant to that certain lease agreement between Empire and Evergreen National Corporation, a Florida corporation ("Evergreen"), which lease agreement shall be executed on the date hereof (the "Lease"). These computer terminals are the property of Service Corp. and shall be returned to Service Corp. in the event this Agreement is terminated. Empire shall use these terminals for on-line access to its financial and other data and to input such data. Any further computer terminals required by Empire, including but not limited to any terminals required to replace the existing terminals due to wear and tear or damage, shall be purchased by Empire at its own expense. Any such computer terminals acquired by Empire shall be the property of Empire, and Service Corp. shall have no right of ownership or possession with respect to those computer terminals.

                (c) Data maintenance. Service Corp. shall be responsible for the maintenance of the magnetic media files that are used for processing and storing Empire's data.

                (d) Maintenance contract. Service Corp. shall acquire and maintain a maintenance contract for the maintenance of the computer hardware located at the L.P. gas and appliance companies that Empire will continue to own following the restructuring and for the computer terminals used by Empire as provided in Section 1.2, whether such terminals are provided by Service Corp. or by Empire.

                (e) Reports. Service Corp. shall provide Empire the computer-generated operational and accounting reports that Empire currently uses in its operations. Service Corp. shall make modifications to the reports or provide additional computer-generated reports upon Empire's reasonable request and shall give preferential treatment to any such request after day-to-day operations have been completed for both Empire and Energy. The operating and financial reports shall be provided by Service Corp. to Empire as promptly as is reasonably possible, based on the current schedule upon which such reports are generated and distributed, with such modifications thereto as Empire and Service Corp. may mutually agree.

                (f) Billing. Service Corp. shall prepare and mail the monthly bills for Empire's customers, which shall be substantially in the form of the invoice that Empire currently uses in its operations, with such reasonable modifications as Empire may request. The monthly bills to customers shall be sent to customers as promptly as practicable following the cut-off of business for the billing period.


                (g) Backup Procedures. Service Corp. shall keep in a separate and safe place additional copies of all Empire records that are on magnetic media. Service Corp. shall use reasonable care to minimize the likelihood of all damage, loss of data, delays, and errors resulting from an uncontrollable event, and should such damage, loss of data, delays or errors occur Service Corp. shall use its best efforts to mitigate the effects of such occurrence. Service Corp. shall deliver to Empire a monthly backup tape of all Empire's data. In the event of loss of data by Service Corp., Service Corp. shall regenerate the lost data. In the event only Empire's data is lost, Empire will bear one-half of the actual costs incurred by Service Corp. in regenerating Empire's lost data. In the event that the data of both Empire and Energy are lost, Empire will bear one-half of the actual costs incurred by Service Corp. in regenerating the lost data of both Empire and Energy.

                (h)  Data Ownership

                         (1) Service Corp. agrees that all magnetic media records containing Empire data are the exclusive property of Empire and that all such records shall be furnished without additional charge, except for actual processing costs and the costs of storing the magnetic media, to Empire in available machine readable form immediately upon termination of this Agreement for any reason whatsoever.

                         (2) Upon Empire's request at any time or times while this Agreement is in effect, Service Corp. shall immediately deliver to Empire at Empire's expense, any or all of the magnetic media records containing Empire data held by Service Corp. pursuant to this Agreement, in available machine readable form. Service Corp. shall not possess any interest, title, lien or right to any such records.

        2. Software. The Software shall mean any software developed by Service Corp. during the term of this Agreement or, prior to the restructuring, by Empire that is used in Empire's business operations.

                (a) In accordance with the terms contained herein, Service Corp. grants to Empire, and Empire accepts from Service Corp., a non-exclusive and non-transferable license to use the Software during the term of this Agreement.

                (b) Service Corp. represents that it is the owner of the Software or any portion thereof being licensed hereunder and that it has the right to grant Empire the license being granted hereunder.

                (c) Service Corp. shall assume the defense of any claim, demand, cause of action, suit, or proceeding brought against itself or Empire based upon a claim that any Software used within the scope of the license granted hereunder, infringes, violates or relates to any patents, copyrights, license, or other property right, provided that Service Corp. is notified of such claim. Empire, may, at its own expense, assist in such defense. All actual costs incurred by Service Corp. in its defense of any such claim shall be shared equally by Service Corp. and Empire.

                (d) Service Corp. shall be responsible for the proper performance and maintenance of the Software including the performance and maintenance of the operating software and the computer hardware for the host system required to operate the Software.

                (e) Service Corp. shall make such modifications to the Software as Empire and Service Corp. may mutually agree upon, and Service Corp. shall be responsible for the proper performance and maintenance of the Software as modified.

                (f) Upon termination of this Agreement for any reason whatsoever, or at Empire's request, Service Corp. shall provide to Empire a copy of the Software, as it may have been modified, and will grant to Empire a non-exclusive and non-transferable license to use the Software.

        3. Parallel Operations. Empire may acquire its own computer equipment and use the Software on its own computer equipment and perform some or all of the data processing and management information services otherwise to be provided by Service Corp. under Section 1 hereof. If Empire acquires its own computer equipment and performs for itself some or all of the services to be provided by Service Corp. under Section 1, Empire shall nevertheless be obligated to pay the amount required under Section 8.1 hereof; provided, however, that Service Corp. shall use its best efforts to reduce its costs in light of Empire's providing for itself some of the services formerly provided by Service Corp.

        4. Receptionist and switchboard services. Service Corp. shall provide receptionist and switchboard services for Empire at its corporate headquarters in Lebanon. These services shall be provided, from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 12:00 p.m. on Saturdays. Receptionist or switchboard services shall not be provided on the following holidays: New Years Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving, and Christmas.

        5. Compliance with Laws, Regulations, Policies, and Procedures. The services provided by Service Corp. to Empire shall comply with all applicable laws and regulations, and, except as may be otherwise specifically agreed by the parties, shall conform to all of the applicable internal policies and procedures of Empire.

        6.  Independent Contractor.

                (a) Service Corp. is and shall be considered for all purposes to be an independent contractor of Empire. Service Corp. recognizes and agrees that as an independent contractor, it, its employees, agents, and representatives shall not be eligible to participate in any of Empire's employee benefits or similar programs, and the exclusive consideration payable by Empire to Service Corp. shall be as set forth herein.

                (b) Service Corp. shall select its own employees, agents, and representative to provide services to Empire pursuant to this Agreement and shall be and act under the exclusive supervision and control of Service Corp. and who shall not be, or deemed for any purpose to be, employees or agents of Empire. Service Corp. is solely and exclusively responsible for determining and adhering to the terms and conditions of hiring, employment or engagement of itself, and its employees, agent and representatives, including hours of work, rates and payment of compensation and benefits, and the payment, reporting, collection, withholding and deduction of all federal, state and local taxes in contributions.

        7.  Term.

                (a) This Agreement shall become effective upon the closing date of that certain Stock Redemption Agreement dated March __, 1994, entered into by and among Empire, Service Corp., Empire Gas Corporation, a Missouri corporation, Robert W. Plaster, Stephen R. Plaster, Joseph L. Schaefer, Paul S. Lindsey, Jr., the Robert W. Plaster Trust dated December 13, 1988, the Dolly Francine Plaster Trust dated July 30, 1984, the Tammy Jane Plaster Trust dated July 30, 1984, the Stephen Robert Plaster Trust dated October 30, 1988, the Stephen Robert Plaster Trust dated July 30, 1984, the Cheryl Jean Plaster Schaefer Trust dated October 30, 1988, the Cheryl Jean Plaster Schaefer Trust dated July 30, 1984, and certain other parties related to or controlled by Empire or Robert W. Plaster.

                (b) This Agreement shall terminate on June 30, 2001, the termination date of the Lease by and between Empire and Evergreen, or such earlier date as the Lease may terminate.

                (c) At any time after June 30, 1998, upon one hundred twenty (120) days written notice to Service Corp., Empire may terminate this Agreement. Empire does not intend to terminate this Agreement unless a change in its business circumstances, such as an acquisition, makes it in the best interests of Empire to terminate this Agreement. Empire covenants and agrees that if it terminates this Agreement pursuant to this Section 7.3, Empire shall pay Service Corp. the amount paid by Empire in accordance with Section 8 below for the last whole month for which services were provided to Empire by Service Corp. pursuant to this Agreement, multiplied by the number of whole months remaining until the original termination date (June 30, 2001) of this Agreement, as such term may be modified by the mutual consent of Empire and Service Corp., as liquidated damages. Such liquidated damages shall be paid in equal monthly installments with the last installment payable on the original termination date.

                (d) Service Corp. may terminate its participation in this Agreement in the event Paul S. Lindsey, Jr. and/or Kristin Lindsey ceases to beneficially own, in the aggregate or separately, a majority of the shares of the outstanding common stock of Empire or its successor. In the event of termination pursuant to this section, Empire shall make such payment as may be required pursuant to Section 8 below, for services rendered from the beginning of the month in which termination occurs pursuant to this Section 7.4 through the date of termination.

        8. Payment. The payment to be made by Empire for the services provided above will be based on (i) an allocation of the actual cost of providing such services to Empire and providing substantially similar services to Energy and for providing data processing services to Empire Pipeline Corporation, a Texas corporation ("Pipeline"), and to Empire Exploration Company, a Missouri Corporation ("Exploration") and (ii) the actual cost of certain services attributable solely to Empire's operations.

                (a) Empire shall pay to Service Corp. a monthly payment that shall be determined as follows:

                         (1) Service Corp. shall determine the actual costs it incurred in providing the services set forth herein to Empire and in providing substantially similar services to Energy for the month just ended (the "Actual Costs"). For purposes of this calculation actual costs shall mean Service Corp.'s actual out-of-pocket expenses, including but not limited to: salaries, payroll taxes and related employee costs for those employees providing services hereunder, leasing and maintenance costs for software, maintenance expense for home office computer equipment and mail room and print shop equipment, the basic monthly bill for telephone service (all other telephone charges shall be treated as provided in Section 8.1(d)) and cost of paper and other supplies. Actual Costs shall not include any capital expenditures; provided, however, that Actual Costs will include (i) the monthly amortization cost of any new equipment purchased to provide services hereunder, with such amortization to be based on a five-year amortization schedule, and (ii) the rental costs of any new equipment leased by Service Corp. for the purpose of providing services to Empire hereunder. Service Corp. shall not purchase such new equipment or lease such new equipment without Empire's prior written consent, which shall not be unreasonably withheld.

                         (2)  The Actual Costs shall be reduced each month by
                (i) $1,250 for the cost of services provided to Pipeline, and (ii) $1,250 for the cost of services provided to Exploration (the "Adjusted Actual Costs"). In the event Mr. Plaster sells or transfers his entire ownership interest in either Pipeline or Exploration to an unaffiliated person and as a result of such sale or transfer, Service Corp. no longer provides services to that entity, then the monthly reduction relating to the entity that has been sold or transferred shall be discontinued.

                         (3) Empire shall pay the amount that equals the
                product of the Adjusted Actual Cost for the month and a fraction, the numerator of which is the total gallons of LP gas sold by Empire and its subsidiaries during that month (excluding gallons sold that are delivered by transport trucks), and the denominator of which is the total gallons of LP gas sold by both Empire and its subsidiaries and Energy and its subsidiaries (excluding gallons sold that are delivered by transport trucks) during that month.

                         (4)  In addition to the amounts payable under
                Section 8.1(c), Empire shall pay: (i) the actual telephone charges incurred by Empire (excluding the basic monthly bill for telephone service) for the preceding month, (ii) the actual cost of postage attributable to Empire's operations for the preceding month, and (iii) the actual cost of the maintenance contract described in Section 1.4 for the preceding month.

                (b) Invoices. Service Corp. shall invoice Empire monthly itemizing in detail the basis for each invoice amount. The invoice shall also include, in the case of the telephone charges, a copy of the bill from the telephone company. Empire shall pay each Service Corp. invoice within fifteen (15) days after receipt of the invoice.

                (c) Audit Rights. At reasonable times and on reasonable notice to Service Corp., Empire shall have the right to inspect Service Corp.'s books and records to verify the accuracy of any invoices submitted pursuant to this Agreement.

                         (1) The parties further acknowledge that Service Corp. has a legal obligation to maintain accurate records. On reasonable notice to Service Corp., Empire shall have the right to audit Service Corp.'s operations and its maintenance of Empire's data.

                         (2) At Service Corp.'s option, such audits may be performed by either Empire's internal audit staff, if any, or by Baird, Kurtz & Dobson. This audit shall provide verification of the accuracy of processing and maintaining Empire's data, and the costs of any such audit shall be shared equally by Empire and Service Corp.

        (d) Service Corp.'s Operations. Except as Empire and Service Corp. may otherwise agree, during the term of this agreement, Service Corp. shall engage in no operations other than providing the services contemplated hereunder to Energy, Empire, Pipeline, and Exploration, and shall have no employees other than those necessary to provide such services.

        9.  Confidentiality.

                (a) Service Corp. agrees to treat all records, data, and other information with respect to Empire and its operations confidentially and shall not disclose any such information to any person other than Empire and its authorized agents without the prior written consent of Empire.

                (b) Service Corp. shall provide such home office computer hardware, software and shall implement such policies and procedures to ensure that all records, data, and other information relating to Empire and its operations may only be accessed by Empire and the personnel of Service Corp. performing the services hereunder.

        10. Breach. If a party fails to perform any of its obligations hereunder and has failed to cure such non-performance within sixty (60) days of the receipt of written notice of such non-performance, the other party may terminate this Agreement and pursue whatever additional remedies may be available at law or in equity. During any 60-day cure period, the defaulting party shall diligently attempt to cure its breach.

        11. Miscellaneous

                (a) Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties, all prior agreements being merged herein. No changes to, modifications of, or additions to, this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

                (b) Severability. The provisions in this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Agreement.

                (c) Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and to their respective successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other parties; provided that Empire may assign its rights to its successor provided that Paul S. Lindsey, Jr. and/or Kristin Lindsey, beneficially own, in the aggregate or separately, the majority of the outstanding shares of common stock of such successor.

                (d) Person. For purposes of this Agreement, the term person shall include any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity.

                (e) Notices. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) two days after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegram, telegraph, telex or facsimile transmission, addressed

                         If to Empire:

                                 Empire Gas Corporation
                                 1700 South Jefferson Street
                                 Lebanon, Missouri  65536

                         If to Service Corp.:

                                 Empire Service Corporation
                                 1700 South Jefferson Street
                                 Lebanon, Missouri  65536

        Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

                (f) Captions. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

                (g) Attorney's Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

                (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to conflicts of laws, and the parties agree that any action, suit, or proceeding relating to this Agreement shall be instituted and prosecuted in the courts of the County of Clay, State of Missouri, and each party waives the right to change of venue.

                (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written.

                                          EMPIRE GAS CORPORATION



                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                          EMPIRE SERVICE CORPORATION



                                          By:___________________________

                                          Name:_________________________
                                          Title:________________________